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                                                                 Exhibit 7(c)(i)

                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     foreignTV.com, Inc.
                                     (registrant)

Dated: July 19, 1999,                By:   /s/ Marc D. Leve
                                          -------------------
                                           Marc D. Leve, Vice President -
                                           Legal Affairs, General Counsel and
                                           Secretary